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                                   EXHIBIT 21

                                   AVNET, INC.
                        FOREIGN AND DOMESTIC SUBSIDIARIES
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NAME                                                JURISDICTION     NAME                                             JURISDICTION
----                                               ---------------   ----                                           ----------------
                                                         OF                                                                OF
                                                         --                                                                --
                                                    INCORPORATION                                                     INCORPORATION
                                                   ---------------                                                  ----------------

A.D.M. Electronica S.A.                            Spain            Avnet EMG Ltd.                                  United Kingdom
Active Technology (Pty) Limited                    South Africa     Avnet EMG S.r.l.                                Italy
Avnet AG                                           Switzerland      Avnet Engineering (Hong Kong) Limited           Hong Kong
Avnet Applied Computing A/S                        Denmark          Avnet Europe NV/SA                              Belgium
Avnet Applied Computing GmbH                       Germany          Avnet Finance B.V.                              The Netherlands
Avnet Applied Computing Grundstucke GmbH & Co KG   Germany          Avnet France, S.A.                              France
Avnet Applied Computing Handelsgesellschaft m.b.H  Austria          Avnet GTDG Singapore Pte Limited                Singapore
Avnet Applied Computing Ltd.                       United Kingdom   Avnet Holding Corporation II                    Delaware
Avnet Applied Computing NV                         Belguim          Avnet Holding Germany GmbH                      Germany
Avnet Applied Computing S.A.                       Spain            Avnet Holdings (Australia) Pty. Limited         Australia
Avnet Applied Computing Sp. z.o.o.                 Poland           Avnet (Holdings) Limited                        United Kingdom
Avnet Applied Computing s.r.l.                     Italy            Avnet Iberia SA                                 Spain
Avnet Asia Pte Ltd.                                Singapore        Avnet, Inc.                                     Delaware
Avnet ASIC Israel Ltd.                             Israel           Avnet Industries (Malaysia) Sdn Bhd             Malaysia
Avnet (Australia) Pty. Ltd.                        Australia        Avnet International (Canada) Ltd.               Ontario
Avnet B.V.                                         The Netherlands  Avnet Kopp (Pty) Limited                        South Africa
Avnet Cinergi Pte Limited                          Singapore        Avnet Korea, Inc.                               Korea
Avnet CM GmbH                                      Austria          Avnet Limited                                   Ireland
Avnet CMG France SAS                               France           Avnet Limited                                   Hong Kong
Avnet CMG GmbH                                     Germany          Avnet Logistics GmbH                            Germany
Avnet Components Israel Ltd.                       Israel           Avnet Logistics Holding Corp.                   Arizona
Avnet Components Ltd.                              United Kingdom   Avnet Logistics & Trading (Shanghai) Co., Ltd.  China
Avnet Computer Marketing Ltd.                      United Kingdom   Avnet Logistics S.L.                            Spain
Avnet Computer Marketing SAS                       France           Avnet Logistics U.S., L.P.                      Texas
Avnet Corporate Services Group, Inc.               Delaware         Avnet Lyco Manufacturing Ltd.                   Ireland
Avnet de Mexico, S.A. de C.V.                      Mexico           Avnet-Macro Ltd.                                United Kingdom
Avnet de Puerto Rico, Inc.                         Puerto Rico      Avnet Malaysia Sdn Bhd                          Malaysia
Avnet Direct, Inc.                                 Delaware         Avnet Marketing Services, Inc.                  California
Avnet do Brasil, LTDA                              Brazil           Avnet Max Limited                               India
Avnet Elektronika Kft                              Hungary          Avnet-Mercuries Company Limited                 Taiwan
Avnet EMG AG                                       Switzerland      Avnet-Mercuries Technologies Co., Ltd.          Taiwan
Avnet EMG GmbH                                     Germany          Avnet Nortec AB                                 Sweden
Avnet EMG Elektronische Bauelmente GmbH            Austria
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NAME                                    JURISDICTION           NAME                                                JURISDICTION
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                                             OF                                                                         OF
                                             --                                                                         --
                                        INCORPORATION                                                             INCORPORATION
                                       ---------------                                                           ----------------

Avnet Nortec A/S                       Denmark                EBV Elektronik M                                   Russia
Avnet Nortec AS                        Norway                 EBV Elektronik sp. z.o.o.                          Poland
Avnet Nortec OY                        Finland                EBV Elektronik s.r.l.                              Italy
Avnet (NZ)                             New Zealand            EBV Elektronik spol. s.r.o.                        Czech Republic
Avnet Pacific (NZ) Ltd.                New Zealand            EBV Elektronik Ticaret Ltd.                        Turkey
Avnet Pacific Pty. Ltd.                Australia              EBV Management GmbH                                Germany
Avnet Partnership Australia            Australia              Elbatex CZ Praha sro                               Czech Republic
Avnet Philippines Pty. Ltd., Inc.      Philippines            Electro Air PTE. Ltd.                              Malaysia
Avnet Programming Services SA          France                 Electron House (Overseas) Limited                  United Kingdom
Avnet Properties Corporation           Delaware               Electrolink (PTY) Ltd                              South Africa
Avnet Receivables Corporation          Delaware               Electronica Oberena S.A.                           Spain
Avnet Sp. z.o.o.                       Poland                 Enlaces Computacionales, S. de R.L.                Mexico
Avnet s.r.o.                           Czech Republic            de C.V. (Mexico)
Avnet Sunrise Limited                  Hong Kong              Eurotronics B.V.                                   The Netherlands
Avnet Technology (Thailand) Co., Ltd.  Thailand               Go Telecomm, Inc.                                  California
Avnet Technology Hong Kong Limited     Hong Kong              Hayward Computer & Peripherie spol. s.r.o.         Czech Republic
Avnet-Time Limited                     United Kingdom         Innocircuit BV                                     The Netherlands
BFI-IBEXSA International, Inc.         Delaware               Instituto de Educacion Avanzada, S. de R.L.        Mexico
BFI IBEXSA Electronics Limited         United Kingdom             de C.V. (Mexico)
BFI Optilas AB                         Sweden                 Kent Datacomm Corporation                          Texas
BFI Optilas A/S                        Denmark                Kent Electronics Corporation-West                  Texas
BFI Optilas B.V.                       The Netherlands        Kent International Corporation                     Texas
BFI Optilas GmbH                       Germany                Kent One Corporation                               Delaware
BFI-Optilas International SA           France                 Lowpost Industries, Inc.                           Texas
BFI-Optilas SA                         France                 Macro-Marketing Limited                            United Kingdom
BFI-Optilas SPA                        Italy                  Maintronics Industries (1999) Ltd.                 Israel
BFI Optilas Limited                    United Kingdom         Malchus Electronics B.V.B.A.                       Belgium
Chinatronic Technology Limited         Hong Kong              Marshall Industries Investments B.V.               The Netherlands
CM Satellite Systems, Inc.             New York               Marshall Industries Technology Products            California
Disti Export Trading Corporation       Barbados, West Indies  Matica S.r.l.                                      Italy
Distron Elektronik GmbH                Germany                MI Technology Products de Mexico,S.de R.L.de C.V.  Mexico
EBV-Elektronik GmbH                    Austria                Millennium Electronic Components Ltd.              United Kingdom
EBV Elektronik GmbH & Co. KG           Germany                Nortronic Associates Limited                       United Kingdom
EBV Elektronik KFT                     Hungary                Optional Systems Resource, Inc.                    Delaware
EBV Elektronik Ltd.                    Greece                 Orange Coast Cabling, Inc.                         California
EBV Elektronik Ltd.                    Israel                 Orange Coast Datacomm, Inc.                        California
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NAME                                        JURISDICTION     NAME                                                     JURISDICTION
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                                                 OF                                                                       OF
                                                 --                                                                       --
                                            INCORPORATION                                                            INCORPORATION
                                           ---------------                                                           --------------

Ornic Components Israel                    Israel           SEI Nordstar SpA                                         Italy
PCD Italia S.r.l.                          Italy            Sociedad De Electronica y Componentes S.A.               Spain
Point.X, SLOVAKIA, spol. s.r.o.            Slovakia         Soluciones Mercantiles, S. de R.L. de C.V. (Mexico)      Mexico
Point.X, spol. s.r.o.                      Czech Republic   Sonelco SpA                                              Italy
Rein Elektronik B.V.                       The Netherlands  Sonepar Electronique France S.A.                         France
Rein Elektronik N.V.                       Belgium          Sonepar Electronique UK Ltd.                             United Kingdom
RK Distribucion de Componentes SA          Spain            Sonotech Belgium B.V.B.A.                                Belgium
RK Distribution Ltd.                       United Kingdom   Sonotech Nederland B.V.                                  The Netherlands
Rodelco B.V.                               The Netherlands  Spectec Electronics Ltd.                                 Israel
Sabredata, Inc.                            Texas            Sterling Partners, Inc.                                  Nevada
Savoir Mexico, S. de R.L. de C.V. (Mexico) Mexico           Sunrise Electronic Component Distribution Group Limited  Samoa
Savoir Technology Group, Inc.              Delaware         Sunrise Logistics (Shanghai) Unlimited                   China
Savoir Technology Group, LTD (Canada)      Canada           T.A. Cabling, L.L.C.                                     Texas
Sedco Benelux BV                           The Netherlands  T.B. Cabling, L.L.C.                                     Delaware
SEF Holding S.A.                           France           T.H. Cabling L.P.                                        Texas
SEO Belgium N.V.                           Belgium          TEG Communications, Inc.                                 New York
SEI Bloomer Electronics Ltd.               Ireland          Transformation Software Ltd.                             United Kingdom
SEI Deutschland GmbH                       Germany          Volten Logistics Pty. Limited                            Australia
SEI Electronic Purchasing GmbH             Germany          WBC GmbH                                                 Germany
                                                            Yrel Electronics S.A.                                    France
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